UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2015

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Investment in Company Subsidiary by Outside Directors

On November 10, 2015, three outside directors of IMH Financial Corporation (the “Company”), Leigh Feuerstein, Andrew Fishleder and Jay Wolf, each, either individually or through affiliated entities, entered into subscription agreements to purchase Class B limited liability company interests (“Class B Interests”) in one of the Company’s subsidiaries (the “JV Subsidiary”). The JV Subsidiary is a member of a joint venture with a national real estate and land development company, which joint venture was formed for the purpose of acquiring and developing approximately 127 acres of land near Park City, Utah.
As of November 10, 2015, the Company has raised a total of $1.65 million through the issuance of Class B Interests in the JV Subsidiary. Of that amount, $0.4 million is from personal investments made by Messrs. Feuerstein, Fishleder and Wolf, directly or through affiliated entities. Mr. Wolf is also the managing member of an entity that purchased $1.15 million in Class B Interests (including the $0.25 million personal investment by Mr. Wolf and $0.9 million invested by unrelated third parties).
Each of the above investments by Messrs. Feuerstein, Fishleder and Wolf were approved as fair to, and in the interests of, the Company by a special committee of the Company’s board of directors, which committee was comprised solely of non-management and non-investing directors.
The JV Subsidiary intends to raise up to an additional $0.35 million from the sale of Class B Interests to non-affiliated parties. The foregoing description of these subscription agreements is not complete and is qualified by reference to the complete agreements, which are attached hereto as Exhibits 10.1 through 10.3 to this Form 8-K, and are incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events.

Loan Repayment

On October 27, 2015, the Company fully repaid two loans totaling $28.8 million (the “REO Loans”) which were obtained in February 2015 and originally scheduled to mature in February 2017. The REO Loans were secured by a) first liens on certain operating and non-operating real estate assets owned by affiliates of the Company, b) pledges by certain Company affiliates of their interests in certain mortgage loan documents evidencing payment obligations owed to such affiliates and c) the Company’s membership interest in its multifamily development joint venture in Minnesota. The repayment of the REO Loans was made utilizing proceeds from the restricted collateral account required under the REO Loans. The Company did not incur any material termination penalties as a result of this prepayment.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description
10.1	Subscription Agreement between Lakeside DV Holdings, LLC, a Delaware limited liability company and LMF & Associates LLC, dated November 10, 2015.
10.2	Subscription Agreement between Lakeside DV Holdings, LLC, a Delaware limited liability company and Andrew Fishleder, dated November 10, 2015.
10.3	Subscription Agreement between Lakeside DV Holdings, LLC, a Delaware limited liability company and CJ Biotech IV, LLC, dated November 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 12, 2015

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer